Exhibit 99.1

For more information, contact:

Robert D. Sznewajs

President & CEO

(503) 598-3243

Anders Giltvedt

Executive Vice President & CFO

(503) 598-3250

WEST COAST BANCORP REPORTS 2008 SECOND QUARTER EARNINGS

•	DILUTED EARNINGS PER SHARE OF $.17 INCREASED BY $.04 FROM FIRST QUARTER 2008 AND DECLINED FROM $.50 IN THE SECOND QUARTER OF 2007.
•	PROVISION FOR CREDIT LOSSES OF $6.0 MILLION DECLINED $2.7 MILLION FROM FIRST QUARTER 2008 AND INCREASED $2.5 MILLION FROM SECOND QUARTER 2007.
•	PAYMENT SYSTEM AND DEPOSIT SERVICE CHARGE REVENUES EXPANDED 8% OVER FIRST QUARTER 2008 AND 20% OVER SECOND QUARTER 2007.

Lake Oswego, OR – July 21, 2008 – West Coast Bancorp (NASDAQ: WCBO) today announced quarterly earnings of $2.7 million or $.17 per diluted share for the second quarter of 2008, compared to second quarter 2007 earnings of $8.1 million or $.50 per diluted share.

	Three months ended			Three months ended
(Dollars in thousands, except per share data)	June 30,			March 31,
	2008	2007	Change	2008	Change
Net income	$2,684	$8,135	-67%	$2,000	34%
Diluted Earnings Per Share	$0.17	$0.50	-66%	$0.13	31%

Return On Average Equity	5.2%	15.5%	-10.3%	3.8%	1.4%
Return On Average Equity, Tangible*	5.7%	16.9%	-11.2%	4.3%	1.5%

Tier 1 capital ratio	9.45%	9.57%	-0.12%	9.32%	0.13%
Total capital ratio	10.71%	10.65%	0.06%	10.57%	0.14%
Leverage ratio	8.90%	9.35%	-0.45%	8.84%	0.06%

Total Period End Loans	$2,153,716	$2,140,942	1%	$2,194,311	-2%
Total Period End Deposits	$2,078,250	$2,045,153	2%	$2,061,847	1%

*Return on Average Equity, Tangible is a non-GAAP measure that we define and calculate as net income excluding intangible asset amortization, net of tax, divided by average equity less average intangible assets. See financial tables for a reconciliation to the GAAP measure.

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“The financial markets continue to create uncertainty for our economy and the financial services industry,” said Robert D. Sznewajs, President and Chief Executive Officer. “Consistent with industry trends, the residential construction portfolio and our borrowers with significant ties to the residential housing sector are experiencing the most difficulty at this time. Positively, our term commercial real estate, commercial and industrial, home equity, and commercial construction portfolios have been relatively unaffected up to this point. The Company is very focused on managing through the challenges created in this environment while remaining committed to our core businesses that have been less affected by the current economic conditions. We have also consistently maintained our capital position in ‘well capitalized’ status under regulatory guidelines," said Sznewajs.

Financial Results:

Total loan balances increased to $2.154 billion at June 30, 2008, a modest 1% increase over the balance at June 30, 2007. Excluding two-step loan balances, year-over-year loan growth was $123 million, or nearly 7%, with growth concentrated in the commercial real estate and residential mortgage loan categories. Outstanding two-step loan balances at June 30, 2008, were $146 million, a decline of $111 million or 43% since June 30, 2007, and at quarter end represented less than 7% of total loans down from approximately 12% a year ago. Total credit remaining available on two-step commitments has fallen to less than $13 million. Second quarter 2008 average total deposits of $2.046 billion grew 1% or $29 million from the second quarter of 2007, with the majority of the increase in interest bearing demand deposit and certificate of deposit categories.

The second quarter 2008 net interest income of $23.7 million declined $5.0 million or 17% from the same quarter last year due to the substantial 96 basis point compression in the net interest margin. The net interest margin declined as a result of the lower value of non-interest bearing demand deposits and a 61 basis point contraction in the net interest spread. The combination of interest reversals on two-step loans and cost of carrying the nonaccrual two-step loan balances reduced the

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spread by approximately 37 basis points. The remaining 24 basis point contraction in the spread resulted from competitive pressures for interest bearing deposits, lower construction loan fees and the aggressive decrease in the Federal Funds Rate in early 2008, which negatively affected our loan yields.

As shown in the following table, interest reversals related to two-step loans have had a significant adverse effect on the net interest margin in 2008. Excluding the effects of two-step loan interest reversals, the net interest margin would have been approximately 4.19% and 4.61% in the two most recent quarters, respectively. Compared to first quarter 2008, the net interest margin after adjustments for interest reversals relating to the two-step program contracted 42 basis points with approximately equal impact from lower value of non-interest bearing demand deposits and deposit rate lagging the decline in the market interest rates and loan yields.

The following table reconciles the net interest margin for the periods shown to the net interest margin excluding the effect of interest reversals relating to two-step loans.

Net interest margin reconciliations1

	For the three months ended
(Unaudited)	June 30, 2008	June 30, 2007	Change	March 31, 2008	Change
Net interest margin	3.94%	4.90%	-0.96%	3.92%	0.02%
Add: impact of two-step loan interest reversals	0.25%	0.00%	0.25%	0.69%	-0.44%
Net interest margin excluding impact of loan interest reversals	4.19%	4.90%	-0.71%	4.61%	-0.42%

1 Management uses this net interest margin data internally and has disclosed it to investors based on its belief it makes it easier to compare the Company’s performance across the periods shown by highlighting the impact from material factors.

Second quarter 2008 non-interest income of $9.0 million increased $.3 million or 4% from the same period in 2007. Both payment system and deposit service charge revenues showed excellent growth. Payment systems revenues increased $.3 million or 16% over the second quarter of 2007, with particularly solid growth in card-related revenues. Total deposit service charge revenues grew $.7

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million or 24% over the same period, primarily attributable to the 8% combined growth in consumer and business transaction accounts, higher transaction volumes, and lower earnings credit rates on business analysis accounts. Gain on sales of loans declined 20% or $.2 million in the current quarter as a result of reduced activity in the residential mortgage market. The uncertainty surrounding the economy generally and equity markets in particular negatively affected trust and investment revenues, which declined $.1 million or 7% from the same quarter 2007. Additionally, in the most recent quarter we recognized a $.2 million gain on sales of investment securities and recorded a negative valuation adjustment of $.3 million related to our other real estate owned (“OREO”) properties. Compared to the first quarter of 2008, total non-interest income declined $1.2 million in the current quarter due to the first quarter VISA IPO gain of $.7 million and $.4 million higher gain on sale of securities.

Second quarter 2008 total non-interest expense of $23.3 million increased $1.8 million or 9% from the same period of 2007. Our personnel expense increased slightly; lower performance-related pay nearly offset annual merit increases, additional team members, and materially lower deferred construction loan origination costs. Other significant variances from the second quarter of 2007 included a $.5 million increase in legal expense, the majority of which relates to the two-step program, an increase in FDIC insurance premium expense of $.5 million, and $.5 million growth in expenses associated with the portfolio of OREO properties related to the two-step program. Compared to first quarter 2008, our total non-interest expense grew $1.1 million due to higher legal, FDIC insurance premium, and OREO expenses together with increased personnel and marketing expenses.

As a result of materially lower pre-tax income, the second quarter 2008 provision for income taxes as a percentage of pre-tax net income was 21.2%, down from 34.5% during the same quarter in 2007.

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Credit Quality:

The Company recorded a second quarter 2008 provision for credit losses of $6.0 million, up $2.5 million from the same quarter in 2007, and a decline of $2.7 million from the first quarter 2008. The provision related to the two-step portfolio was $1.9 million in the most recent second quarter. The Company continues to believe that the assumptions made in establishing the allowance for credit losses for the two-step portfolio at December 31, 2007, have generally proven sound to date based on information currently available to it, including data acquired from 10 pending sales and 27 sales that had been completed as of June 30, 2008. The provision associated with loans other than two-step loans was $4.1 million. In the second quarter, the combination of risk rating changes, net charge-offs, and increases in our general valuation percentages in our allowance model contributed to this provision expense.

Total net charge-offs in the second quarter of 2008 were $11.4 million, of which $8.5 million related to the two-step portfolio. The charge-offs associated with the two-step portfolio in the second quarter were substantially applied against the allowance for credit losses for the portfolio established at year end 2007. The second quarter 2008 net charge-offs for loans other than two-step loans were $2.9 million, or .54% (annualized) of average total loans, up from $1.5 million and .28%, respectively, in the second quarter of 2007.

At June 30, 2008, the total allowance for credit losses was $37.1 million, including $5.3 million associated with the two-step loan portfolio and $31.8 million related to the remainder of the loan portfolio. The allowance for credit losses in the two-step portfolio at June 30, 2008, was 8.9% of total two-step commitments associated with two-step loans on accruing status as of June 30, 2008, as compared to 9.7% at year-end 2007 and 7.5% at March 31, 2008. The following table provides additional two-step loan and allowance for credit losses information.

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Additional information regarding the two-step loan portfolio

(Dollars in thousands, unaudited)

Period ended	Total two-step loans	Nonperforming two-step loans	Accruing two-step loans	Total accruing two-step loan commitments	Allowance for credit losses on two-step loans	Allowance for credit losses on two-step loans as a % of accruing two-step loans	Allowance for credit losses on two-step loans as a % of total accruing two-step loan commitments
12/31/2007	$ 262,952	$ 20,545	$ 242,407	$ 320,991	$ 31,065	12.8%	9.7%
3/31/2008	211,406	88,784	122,622	156,823	11,812	9.6%	7.5%
6/30/2008	145,703	98,728	46,975	59,603	5,280	11.2%	8.9%

The allowance for credit losses associated with loans other than two-step loans was 1.58% of such outstanding loan balances at June 30, 2008, up from 1.25% at December 31, 2007 and 1.55% at March 31, 2008.

Total non-performing assets were $147 million or 5.6% of total assets at June 30, 2008, up from $30 million and 1.1%, respectively, as of December 31, 2007 and $105 million and 4.0% as of March 31, 2008. Non-performing assets related to the two-step loan portfolio were $125 million or 4.8% of total assets, up from $24 million and .9% at year-end 2007 and $94 million and 3.6% at March 31, 2008. As of June 30, 2008, $21 million in charge-offs had been taken against the nonaccrual two-step loans. The current two-step nonaccrual balance of $98.7 million reflects these charge-offs. Within the nonaccrual two-step loan balance, $9.1 million in loans were current on loan payments and $27.8 million were 30-89 days past due, and the remainder were over 90 days past due. At June 30, 2008, there were $22.2 million of non-performing assets other than in the two-step portfolio or .84% of total assets, up from $5.9 million and .22% at December 31, 2007 and $10.3 million and .39% at March 31, 2008. The nonaccrual balances in the residential builder construction and non-standard mortgage segments each grew $4 million during the second quarter. These additional nonaccruals were measured for impairment and written down to estimated fair value net of selling costs. Total delinquent loans were $14.9 million or .69% of total loans at end of the second quarter 2008, down

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from $44.5 million and 2.05% at year end 2007, and $27.1 million and 1.23% at March 31, 2008. The decrease was primarily due to lower delinquencies within the two-step, residential builder construction, and commercial portfolios. For more detailed credit quality information, see tables 4 through 9.

Capital:

The Company remains well capitalized. At June 30, 2008, the total capital ratio for West Coast Bank was approximately 10.71%, up from 10.57% at March 31, 2008, and 10.65% at June 30, 2007. West Coast Bank’s tier 1 capital ratio at 9.45% and leverage ratio of 8.90% are above the well capitalized regulatory threshold by a significant level. The following table shows the Company’s risk-based capital ratios for the indicated periods.

Risk based capital ratios

(Unaudited)	06/30/08			06/30/07	03/31/08
West Coast Bancorp	Ratio	Well capitalized minimum	Excess over well capitalized minimum	Ratio	Ratio
Tier 1 capital ratio	9.99%	6.00%	3.99%	10.25%	9.96%
Total capital ratio	11.24%	10.00%	1.24%	11.33%	11.22%
Leverage ratio	9.46%	5.00%	4.46%	10.03%	9.49%

West Coast Bank
Tier 1 capital ratio	9.45%	6.00%	3.45%	9.57%	9.32%
Total capital ratio	10.71%	10.00%	0.71%	10.65%	10.57%
Leverage ratio	8.90%	5.00%	3.90%	9.35%	8.84%

Other:

The Company will hold a Webcast conference call Monday, July 21, 2008, at 11:00 a.m. Pacific Time, during which the Company will discuss second quarter 2008 results and key activities. To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations and the “2nd Quarter 2008 Earnings Conference Call” tab. The conference call may also be accessed by dialing (877) 604-2074. Conference ID#: 51095353 a few minutes prior to 11:00 a.m. PDT. The call will be

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available for replay by accessing the Company’s website at www.wcb.com and following the same instructions.

West Coast Bancorp, one of Oregon Business Magazine’s 100 Best Companies to Work For, is a Northwest bank holding company with $2.6 billion in assets, and 64 offices in Oregon and Washington. The Company combines the sophisticated products and expertise of larger banks with the local decision making, market knowledge and customer service of a community bank. For more information, visit the Company’s web site at www.wcb.com.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, factors identified in our Annual Report on Form 10-K for the year ended December 31, 2007, including under the heading "Forward Looking Statement Disclosure" and in Item 1A, all as updated in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

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	West Coast Bancorp
	Consolidated Statements of Income
(Unaudited)	Three months ended			Six months ended
(Dollars and shares in thousands, except per share data)	June 30,		March 31,	June 30,
	2008	2007	2008	2008	2007
Net interest income
Interest and fees on loans	$32,826	$42,637	$35,073	$67,899	$82,548
Interest on investment securities	2,779	3,397	3,098	5,877	7,139
Other interest income	140	114	141	281	233
Total interest income	35,745	46,148	38,312	74,057	89,920
Interest expense on deposit accounts	9,064	13,524	11,613	20,677	26,511
Interest on borrowings and subordinated debentures	2,968	3,900	3,122	6,090	6,800
Total interest expense	12,032	17,424	14,735	26,767	33,311
Net interest income	23,713	28,724	23,577	47,290	56,609

Provision for credit losses	6,000	3,500	8,725	14,725	6,300

Non-interest income
Service charges on deposit accounts	3,883	3,136	3,635	7,518	6,021
Payment systems related revenue	2,340	2,012	2,131	4,471	3,690
Trust and investment services revenues	1,534	1,649	1,585	3,119	3,141
Gains on sales of loans	769	967	860	1,629	2,271
Other	325	845	1,410	1,735	1,519
Gains on sales of securities	187	96	590	777	96
Total non-interest income	9,038	8,705	10,211	19,249	16,738
Non-interest expense
Salaries and employee benefits	12,645	12,544	12,355	25,000	25,057
Equipment	1,765	1,574	1,751	3,516	3,100
Occupancy	2,297	2,158	2,375	4,672	4,207
Payment systems related expense	892	825	843	1,735	1,490
Professional fees	948	545	800	1,748	966
Postage, printing and office supplies	1,000	969	966	1,966	1,845
Marketing	1,006	870	795	1,801	1,994
Communications	427	354	402	829	787
Other non-interest expense	2,366	1,661	1,934	4,300	3,093
Total non-interest expense	23,346	21,500	22,221	45,567	42,539
Income before income taxes	3,405	12,429	2,842	6,247	24,508
Provision for income taxes	721	4,294	842	1,563	8,509
Net income	$2,684	$8,135	$2,000	$4,684	$15,999

Basic earnings per share	$0.17	$0.52	$0.13	$0.30	$1.03
Diluted earnings per share	$0.17	$0.50	$0.13	$0.30	$0.99

Weighted average common shares	15,467	15,567	15,445	15,456	15,525
Weighted average diluted shares	15,540	16,143	15,589	15,572	16,136

Tax equivalent net interest income	$24,162	$29,121	$24,027	$48,189	$57,404

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	West Coast Bancorp
	Consolidated Balance Sheets
(Dollars and shares in thousands, unaudited)	June 30, 2008	June 30, 2007	March 31, 2008
Assets:
Cash and cash equivalents	$101,767	$82,414	$88,205
Investments	248,954	267,614	242,163
Total loans	2,153,716	2,140,942	2,194,311
Allowance for loan losses	(35,723)	(26,496)	(39,602)
Loans, net	2,117,993	2,114,446	2,154,709
Goodwill and other intangibles	14,253	14,730	14,372
Other assets	149,959	105,195	121,445
Total assets	$2,632,926	$2,584,399	$2,620,894

Liabilities and Stockholders’ Equity:
Demand	$500,189	$482,698	$472,116
Savings and interest-bearing demand	349,950	347,028	366,267
Money market	693,801	668,373	652,559
Time deposits	534,310	547,054	570,905
Total deposits	2,078,250	2,045,153	2,061,847
Borrowings and subordinated debentures	322,378	296,727	306,052
Reserve for unfunded commitments	1,322		2,852
Other liabilities	25,468	28,656	42,206
Total liabilities	2,427,418	2,370,536	2,412,957
Stockholders’ equity	205,508	213,863	207,937
Total liabilities and stockholders’ equity	$2,632,926	$2,584,399	$2,620,894

Common shares outstanding period end	15,702	15,748	15,580
Book value per common share	$13.09	$13.58	$13.35
Tangible book value per common share	$12.18	$12.65	$12.42

	West Coast Bancorp
	Period End Loan Portfolio By Category

(Dollars in thousands, unaudited)	June 30, 2008	% of total loans	June 30, 2007	% of total loans	Change Amount %		March 31, 2008	Change %
Commercial loans	$512,689	24%	$515,590	24%	$(2,901)	-1%	$529,519	-3%
Real estate construction loans [1]	392,724	18%	503,414	24%	(110,690)	-22%	464,028	-15%
Real estate mortgage loans	377,771	18%	294,447	14%	83,324	28%	356,185	6%
Commercial real estate loans	847,430	39%	803,155	37%	44,275	6%	819,586	3%
Installment and other consumer loans	23,102	1%	24,336	1%	(1,234)	-5%	24,993	-8%
Total loans	$2,153,716	100%	$2,140,942	100%	$12,774	1%	$2,194,311	-2%

[1] Two-step residential construction loans	$145,703	7%	$256,332	12%	$(110,629)	-43%	$211,406	-31%
Total loans other than two-step loans	2,008,013	93%	1,884,610	88%	123,403	7%	1,982,905	1%
Total loans	$2,153,716	100%	$2,140,942	100%	$12,774	1%	$2,194,311	-2%

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The following table reconciles return on average equity to return on average equity, tangible.

Table 1	West Coast Bancorp
	Return on average equity tangible reconciliation[1]
	For the three months ended June 30,		For the six months ended June 30,
(Dollars in thousands, unaudited)	2008	2007	2008	2007
Net income	$2,684	$8,135	$4,684	$15,999
Add: intangible asset amortization, net of tax*	77	98	154	196
Net income, tangible	$2,761	$8,233	$4,838	$16,195

Average shareholders’ equity	$207,871	$210,349	$209,540	$206,889
Less: average intangibles	(14,311)	(14,803)	(14,370)	(14,878)
Average shareholders’ equity, tangible	$193,560	$195,546	$195,170	$192,011
*Federal income tax provision applied at 35%.

Return on average equity	5.2%	15.5%	4.5%	15.6%
Return on average equity, tangible	5.7%	16.9%	5.0%	17.0%

1 Management uses return on equity, tangible internally and has disclosed it to investors based on its belief that the figure makes it easier to compare the Company’s performance to other financial institutions that do not have merger-related intangible assets and is commonly used in the industry. Ratios have been annualized where appropriate.

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Table 2	West Coast Bancorp
	Financial Information
	Second	Second	First
(Dollars in thousands except for per share data, unaudited)	Quarter	Quarter	Quarter	Year to date	Year to date
(all rates have been annualized where appropriate)	2008	2007	2008	2008	2007
PERFORMANCE RATIOS
- Return on average assets	0.41%	1.29%	0.31%	0.36%	1.30%
- Return on average common equity	5.19%	15.51%	3.81%	4.50%	15.59%
- Return on average tangible equity	5.69%	16.89%	4.25%	4.96%	17.01%
- Non-interest income to average assets	1.39%	1.38%	1.58%	1.49%	1.36%
- Non-interest expense to average assets	3.60%	3.41%	3.44%	3.52%	3.45%
- Efficiency ratio, tax equivalent	70.7%	57.0%	66.0%	68.4%	57.5%

NET INTEREST MARGIN
- Yield on interest-earning assets	5.91%	7.84%	6.33%	6.12%	7.81%
- Rate on interest-bearing liabilities	2.52%	3.84%	3.14%	2.83%	3.76%
- Net interest spread	3.39%	4.00%	3.19%	3.29%	4.05%
- Net interest margin	3.94%	4.90%	3.92%	3.93%	4.94%

AVERAGE ASSETS
- Investment securities	$247,189	$285,156	$265,304	$256,246	$298,891

- Commercial loans	527,781	502,749	508,566	518,173	485,261
- Real estate construction loans	432,398	474,660	501,459	466,929	437,098
- Real estate mortgage loans	366,997	289,812	342,315	354,656	286,240
- Commercial real estate loans	834,069	790,372	800,350	817,209	794,948
- Installment and other consumer loans	24,367	25,967	24,245	24,306	25,871
- Total loans	2,185,612	2,083,560	2,176,935	2,181,273	2,029,418

- Total interest earning assets	2,465,147	2,381,652	2,464,280	2,464,713	2,341,431
- Other assets	144,807	144,857	132,456	138,633	143,472
- Total assets	$2,609,954	$2,526,509	$2,596,736	$2,603,346	$2,484,903

AVERAGE LIABILITIES & EQUITY
- Demand deposits	$467,664	$470,622	$464,088	$465,876	$466,945
- Savings and Interest bearing demand	357,664	348,086	358,986	358,326	348,566
- Money market	662,962	659,817	662,508	662,735	651,384
- Time deposits	558,087	538,713	579,157	568,622	538,510
- Total deposits	2,046,377	2,017,238	2,064,739	2,055,559	2,005,405

- Borrowings and subordinated debentures	341,578	274,093	285,138	313,358	247,461

- Total interest bearing liabilities	1,920,292	1,820,709	1,885,789	1,903,041	1,785,921
- Other liabilities	481,791	495,451	499,741	490,765	492,093
- Total liabilities	2,402,083	2,316,160	2,385,530	2,393,806	2,278,014
- Average common equity	207,871	210,349	211,206	209,540	206,889
- Total average liabilities and common equity	$2,609,954	$2,526,509	$2,596,736	$2,603,346	$2,484,903

AVERAGE ASSET/LIABILITY RATIOS
- Average stockholders’ equity to average assets	7.96%	8.33%	8.13%	8.05%	8.33%
- Average int. earning assets to int. bearing liabilities	128.4%	130.8%	130.7%	129.5%	131.1%
- Average loans to average assets	83.7%	82.5%	83.8%	83.8%	81.7%
- Interest bearing deposits to assets	60.5%	61.2%	59.0%	61.1%	61.9%

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The following table presents information with respect to the change in the Company’s total allowance for credit losses.

Table 3	West Coast Bancorp
	Total Loan Portfolio
	Allowance For Credit Losses and Net Charge-offs
(Dollars in thousands, unaudited)	Quarter ended June 30, 2008	Quarter ended June 30, 2007	Quarter ended March 31, 2008
Allowance for credit losses, beginning of period	$42,454	$24,464	$54,903
Provision for credit losses	6,000	3,500	8,725
Charge-offs	12,753	1,567	21,393
Recoveries	1,344	99	219
Net charge-offs	11,409	1,468	21,174

Total allowance for credit losses	$37,045	$26,496	$42,454

Components of allowance for credit losses
Allowance for loan losses	$35,723	$26,496	$39,602
Reserve for unfunded commitments	1,322	—	2,852
Total allowance for credit losses	$37,045	$26,496	$42,454

Net loan charge-offs to average loans (annualized)	2.10%	0.28%	3.91%
Allowance for loan losses to total loans	1.66%	1.24%	1.80%
Allowance for credit losses to total loans	1.72%	1.24%	1.93%
Allowance for loan losses to nonperforming loans	30%	433%	40%
Allowance for loan losses to nonperforming assets	24%	433%	38%

(Dollars in thousands, unaudited)	Year to date June 30, 2008	Year to Date June 30, 2007
Allowance for credit losses, beginning of period	$54,903	$23,017
Provision for credit losses	14,725	6,300
Charge-offs	34,146	3,087
Recoveries	1,563	266
Net Charge-offs	32,583	2,821

Total allowance for credit losses	$37,045	$26,496

Components of allowance for credit losses
Allowance for loan losses	$35,723	$26,496
Reserve for unfunded commitments	1,322	—
Total allowance for credit losses	$37,045	$26,496

Net loan charge-offs to average loans (annualized)	3.00%	0.28

WEST COAST BANCORP REPORTS SECOND QUARTER 2008 EARNINGS

July 21, 2008

The following table presents information about the Company’s total non-performing assets and delinquent loans.

Table 4	West Coast Bancorp
	Total Loan Portfolio
	Non-performing Assets and Delinquencies
	June 30,	June 30,	March 31,
(Dollars in thousands, unaudited)	2008	2007	2008
Non-accruing loans	$119,529	$6,116	$99,038
90 day past and accruing interest	—	—	—
Total non-performing loans	119,529	6,116	99,038

Other real estate owned	27,892	—	5,688
Total non-performing assets	$147,421	$6,116	$104,726

Non-performing loans to total loans	5.55%	0.29%	4.51%
Non-performing assets to total assets	5.60%	0.24%	4.00%

	Total Loan Portfolio
	Delinquent loans 30-89 days past due as a % of loan category
	June 30,	June 30,	March 31,
	2008	2007	2008
(Dollars in thousands, unaudited)
Commercial loans	0.19%	0.18%	0.47%
Real estate construction loans [1]	1.92%	2.60%	4.06%
Real estate mortgage loans	1.42%	0.02%	1.43%
Commercial real estate loans	0.10%	0.03%	0.07%
Installment and other consumer loans	0.90%	0.32%	0.39%

[1] Two-step residential construction loan
balances	$5,462	$6,931	$14,269
Total loans other than two-step loans	9,432	7,409	12,826
Total delinquent loans 30-89 days past due, not in nonaccrual status	$14,894	$14,340	$27,095

Delinquent loans to total loans	0.69%	0.67%	1.23%

The following table presents information about the Company’s activity in other real estate owned.

Table 5	West Coast Bancorp
	Other real estate owned (“OREO”) activity
	Three months ended	Three months ended	Three months ended
	June 30,	June 30,	March 31,
(Dollars in thousands, unaudited)	2008	2007	2008
Beginning balance	$5,688	$—	$3,255
Additions to OREO including capitalized costs	25,390	—	2,707
Disposition of OREO	(2,941)	—	(274)
Valuation adjustments to OREO	(245)		—
Ending balance	$27,892	$—	$5,688

WEST COAST BANCORP REPORTS SECOND QUARTER 2008 EARNINGS

July 21, 2008

The following table presents information with respect to the change in the Company’s allowance for credit losses in the two-step residential construction loan portfolio.

Table 6	West Coast Bancorp
	Two-Step Loan Portfolio
	Allowance For Credit Losses and Net Charge-offs Two-Step Portfolio
	Quarter ended	Quarter ended	Quarter ended
	June 30,	June 30,	March 31,
(Dollars in thousands, unaudited)	2008	2007	2008
Allowance for credit losses, beginning of period	$11,812	$3,242	$31,065
Provision for credit losses	1,947	729	780
Charge-offs	9,718	—	20,099
Recoveries	1,239	—	66
Net charge-offs	8,479	—	20,033

Total allowance for credit losses	$5,280	$3,971	$11,812

Components of allowance for credit losses
Allowance for loan losses	$4,858	$3,971	$9,991
Reserve for unfunded commitments	422	—	1,821
Total allowance for credit losses	$5,280	$3,971	$11,812

Net loan charge-offs to average total loans (annualized)	1.56%	0.00%	3.70%
Allowance for two-step loan losses to nonperforming two-step loans[1]	5%	91%	11%
Allowance for two-step credit losses to total two-step loans	3.62%	1.55%	5.59%
Allowance for two-step loan losses to total two-step loans	3.33%	1.55%	4.73%
Allowance for two-step loan losses to nonperforming two-step assets	4%	91%	11%
[1] Two-step nonaccrual loans are net of chargeoffs taken against the balance.

	Year to date	Year to date
	June 30,	June 30,
(Dollars in thousands, unaudited)	2008	2007
Allowance for credit losses, beginning of period	$31,065	$2,618
Provision for credit losses	2,727	1,353
Charge-offs	29,817	—
Recoveries	1,305	—
Net Charge-offs	28,512	—

Total allowance for credit losses	$5,280	$3,971

Components of allowance for credit losses
Allowance for loan losses	$4,858	$3,971
Reserve for unfunded commitments	422	—
Total allowance for credit losses	$5,280	$3,971

Net loan charge-offs to average total loans (annualized)	2.63%	0.00

WEST COAST BANCORP REPORTS SECOND QUARTER 2008 EARNINGS

July 21, 2008

The following table presents information about the Company’s non-performing assets and delinquencies in the two-step residential construction loan portfolio.

Table 7	West Coast Bancorp
	Two-Step Residential Construction Loans
	Nonperforming Assets and Delinquencies
	June 30,	June 30,	March 31,
	2008	2007	2008
(Dollars in thousands, unaudited)
Nonaccrual two-step loans	$98,728	$4,375	$88,784
90 day past due and accruing interest	—	—	—
Total nonperforming two-step loans	98,728	4,375	88,784

Other real estate owned two-step	26,460	—	5,688
Total nonperforming two-step assets	$125,188	$4,375	$94,472

Delinquent two-step loans 30-89 days past due, not in nonaccrual status	$5,462	$6,931	$14,269

Nonperforming two-step loans to total two-step loans	67.76%	1.71%	42.00%
Nonperforming two-step assets to total assets	4.75%	0.17%	3.60%
Delinquent two-step loans to total two-step loans	3.75%	2.70%	6.75%

WEST COAST BANCORP REPORTS SECOND QUARTER 2008 EARNINGS

July 21, 2008

The following table presents information with respect to the change in the Company’s allowance for credit losses for the loans other than two-step residential construction loans.

Table 8	West Coast Bancorp
	Loans Other than Two-Step Loans
	Allowance For Credit Losses and Net Charge-offs loans other than two-step loans
	Quarter ended	Quarter ended	Quarter ended
	June 30,	June 30,	March 31,
(Dollars in thousands, unaudited)	2008	2007	2008
Allowance for credit losses, beginning of period	$30,642	$21,222	$23,838
Provision for credit losses	4,053	2,771	7,945
Charge-offs	3,035	1,567	1,294
Recoveries	105	99	153
Net charge-offs	2,930	1,468	1,141

Total allowance for credit losses	$31,765	$22,525	$30,642

Components of allowance for credit losses
Allowance for loan losses	$30,865	$22,525	$29,611
Reserve for unfunded commitments	900	—	1,031
Total allowance for credit losses	$31,765	$22,525	$30,642

Net loan charge-offs to average total loans (annualized)	0.54%	0.28%	0.21%
Allowance for non two-step loan losses to total non two-step loans	1.54%	1.20%	1.49%
Allowance for non two-step credit losses to total non two-step loans	1.58%	1.20%	1.55%
Allowance for non two-step loan losses to non-performing non two-step loans	148%	1294%	289%
Allowance for non two-step loan losses to non-performing non two-step assets	139%	1294%	289%

	Year to date	Year to date
	June 30,	June 30,
(Dollars in thousands, unaudited)	2008	2007
Allowance for credit losses, beginning of period	$23,838	$20,399
Provision for credit losses	11,998	4,947
Charge-offs	4,329	3,087
Recoveries	258	266
Net Charge-offs	4,071	2,821

Total allowance for credit losses	$31,765	$22,525

Components of allowance for credit losses
Allowance for loan losses	$30,865	$22,525
Reserve for unfunded commitments	900	—
Total allowance for credit losses	$31,765	$22,525

Net loan charge-offs to average total loans (annualized)	0.38%	0.28%

WEST COAST BANCORP REPORTS SECOND QUARTER 2008 EARNINGS

July 21, 2008

The following table presents information about the Company’s non-performing assets and delinquencies in the loan portfolio excluding two-step residential construction loans.

Table 9	West Coast Bancorp
	Loans Other than Two-Step Loans
	Nonperforming Assets and Delinquencies
	June 30,	June 30,	March 31,
(Dollars in thousands, unaudited)	2008	2007	2008
Nonaccruing non two-step loans	$20,801	$1,741	$10,254
90 day past and accruing interest	—	—	—
Total nonperforming non-step loans	20,801	1,741	10,254

Other real estate owned non two-step	1,432	—	—
Total nonperforming non two-step assets	$22,233	$1,741	$10,254

Delinquent non two-step loans 30-89 days past due, not in nonaccrual status	$9,432	$7,409	$12,826

Nonperforming non two-step loans to total non two-step loans	1.04%	0.09%	0.52%
Nonperforming non two-step assets to total assets	0.84%	0.07%	0.39%
Delinquent non two-step loans to total non two-step loans	0.47%	0.39%	0.65%